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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549
                               ________________

                                   FORM 8-K

                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported)    December 5, 2000


                             THE IXATA GROUP, INC.
            (Exact name of registrant as specified in its charter)

      Delaware                         33-83526                  34-1833574
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(State or other jurisdiction    (Commission File Number)     (I.R.S. Employer
of incorporation)                                           Identification No.)


8989 Rio San Diego Drive, San Diego, California                92108
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(Address of principal executive offices)                     (Zip Code)


                                 619-400-8800
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             (Registrant's telephone number, including area code)



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         (Former name or former address, if changed since last report)
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Item 1.   Changes in Control of Registrant.

On December 5, 2000, The IXATA Group, Inc. entered into the Series C Convertible Preferred Stock and Series C Convertible Preferred Stock Warrant Purchase Agreement. Pursuant to the Stock Purchase Agreement, IXATA issued a total of 1,085,461 shares of its newly authorized Series C Preferred Stock and warrants to purchase an additional 1,050,000 shares of preferred stock to NextGen Fund II, L.L.C., NextGen SBS Fund II, L.L.C. and Michael W. Wynne. The NextGen funds are managed by NextGen Capital, L.L.C., a Virginia-based firm that specializes in high-technology and internet-related investments. Mr. Wynne is a member of NextGen's executive committee. NextGen Fund II purchased 621,277 shares and 600,000 warrants for a purchase price of $750,000, NextGen SBS Fund II purchased 414,184 shares and 400,000 warrants for $500,000 and Mr. Wynne purchased 50,000 shares and warrants for $50,000. IXATA may continue to sell up to 300,000 additional shares and warrants through January 4, 2001. In addition, upon the completion of defined performance milestones by IXATA, NextGen has agreed to purchase up to an additional 750,000 shares and warrants for $750,000. The Company believes the issuance to be exempt under (S) 4(2) and Rule 506 of the Securities Act.

The terms of the Series C Preferred Stock and Preferred Stock Purchase Warrants are described below. In addition, pursuant to the Stock Purchase Agreement, IXATA granted the purchasers of the preferred stock the right to participate in future sales of the Company's securities, subject to limited exceptions. The preferred stock investors also received both demand and "piggy back" registration rights for the shares of common stock issuable upon conversion of their preferred stock and exercise of the warrants.

The terms of the investment are governed by the Stock Purchase Agreement, a copy of which is attached to this Form 8-K as Exhibit 10.1. This description of the Stock Purchase Agreement is not complete and is qualified in its entirety by the Stock Purchase Agreement itself, which is incorporated by reference into this Form 8-K.

Series C Preferred Stock

On December 1, 2000, IXATA's Board of Directors authorized for issuance 4,235,461 shares of Series C Convertible Preferred Stock, $0.001 par value per share. Each share of preferred stock is convertible at any time into common stock, initially at a conversion ratio of 10-to-1. The conversion ratio is subject to customary adjustments for certain stock splits, dividends, mergers and similar events, and will be adjusted if IXATA issues stock for less than the conversion price of the preferred (initially, 10c a share), subject to limited exceptions. The Company may not declare a dividend on its common stock unless it also pays an equivalent dividend on the preferred stock as if converted into common.

The holders of the preferred stock and holders of common stock vote together as a single class on all matters presented for the vote of IXATA stockholders. Each preferred stockholder may cast a number of votes equal to the number of shares of common stock issuable upon conversion of his or

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her preferred stock. The NextGen funds hold, in the aggregate, 41.1% of the outstanding voting stock of the Company. In addition, pursuant to the Stock Purchase Agreement, the Company cannot take enumerated significant actions, such as the sale of all or substantially all of IXATA's assets or any acquisition by IXATA of assets exceeding $25,000, without the written consent of the holders of a majority of the outstanding preferred stock.

The terms of the Series C Preferred Stock are governed by the Certificate of Designations of the Series C Convertible Preferred Stock dated December 1, 2000, a copy of which is attached to this Form 8-K as Exhibit 3.1. This description of the Certificate of Designations is not complete, and is qualified in its entirety by the Certificate of Designations itself, which is incorporated by reference into this Form 8-K.

Series C Preferred Stock Purchase Warrants

In connection with the NextGen transaction described above, on December 5, 2000, the Company issued a total of 1,050,000 Series C Preferred Stock Purchase Warrants. Each warrant entitles the holder to purchase a share of Series C Preferred Stock for $1.00 per share, subject to the adjustments described above for conversion of the preferred stock. The warrants have a term of five years. A form of the Series C Preferred Stock Purchase Warrant is attached to this Form 8-K as Exhibit 4.1. This description of the Warrants is not complete, and is qualified in its entirety by the Series C Preferred Stock Purchase Warrants themselves, the form of which is incorporated by reference into this Form 8-K.

Board of Directors

Pursuant to the terms of the Series C Preferred Stock, the two NextGen funds are entitled to elect a majority of the Company's Board of Directors. Prior to the NextGen transaction, IXATA's Board members were Fred Gluckman, Michael M. Grand, Paul D. Hatch, Andrew H. Kent, Paul B. Silverman and Robert A. Steiner. As a condition to completing the financing by NextGen, Messrs. Hatch, Kent, Silverman and Steiner agreed to step down as directors and resigned effective December 5, 2000. Messrs. Gluckman and Grand remain on the Board. Effective December 5, 2000, NextGen elected Zimry C. Putney, Michael W. Wynne and Edward Groark to the Board of Directors. Biographical information about the new directors is included in the Company's Information Statement Pursuant to Section 14(f) Rule 14f-1 of the Securities Exchange Act of 1934 dated November 9, 2000. NextGen has agreed that if it fails to purchase additional preferred stock as provided for in the Stock Purchase Agreement, it will cause one of its appointed directors to resign. In addition, if the number of shares of preferred stock beneficially owned by NextGen falls below 750,000 but remains above 499,999, it will cause one of its appointed directors to resign, if below 500,000 but above 174,999, two of its appointed directors to resign, and if the number of shares beneficially owned by NextGen falls below 175,000, it will cause all of its appointed directors to resign.

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Concurrently with the preferred stock closing, IXATA entered into a Voting
Agreement with the NextGen funds, Montpilier Holdings, Inc., the Gluckman Family Trust, the Andreoli Family Trust and Robert A. Steiner. Montpilier is owned indirectly by Mr. Grand, one of the Company's directors. Mr. Gluckman, another of the Company's directors, is a trustee of the Gluckman Family Trust. Each of the parties to the Voting Agreement agreed to vote their shares in favor of electing to IXATA's Board of Directors: (1) Montpilier's designee (presently Mr. Grand); (2) the Gluckman trust's designee (presently Mr. Gluckman); and (3) NextGen's designees pursuant to the terms of the Series C Preferred Stock (presently Messrs. Putney, Wynne and Groark). Pursuant to the terms of the Voting Agreement, NextGen also agreed not to vote its shares in favor of a sale of the Company unless Montpilier, the Gluckman and Andreoli trusts, and Mr. Steiner agree to the transaction. The Voting Agreement will terminate if the parties agree to its termination, NextGen no longer holds any voting stock of IXATA, or upon the sale of the Company.

The parties to the Voting Agreement have the shared power to vote, or direct the vote of, approximately 75.9% of IXATA's outstanding voting shares. This description of the Voting Agreement is not complete and is qualified in its entirety by reference to the Voting Agreement itself, which is attached to this Form 8-K as Exhibit 9.1, and is incorporated by reference into this Form 8-K. The Company previously entered into a voting agreement with certain of its stockholders in connection with the acquisition of IXATA.com. This voting agreement terminated pursuant to its terms upon the closing of the preferred stock sale.

Change in Control

For purposes of Federal securities laws, in connection with the transactions described above, including the issuance of the preferred stock and preferred stock purchase warrants, the resignation of four of the Board's members and the appointment of three new Board members, NextGen may be deemed to have acquired control of the Company. Management of the Company is the responsibility of the directors, a majority of whom have been appointed by NextGen. In addition, effective December 7, 2000, the new Board appointed Michael W. Wynne Chairman of the Board and Chief Executive Officer, and Robert C. Cuthbertson Chief Financial Officer, replacing Paul B. Silverman and Andrew H. Kent, whose employment agreements expire December 31, 2000.


Item 7.   Financial Statements and Exhibits.

     (c)  Exhibits:

Exhibit No.         Description
-----------         -----------

  3.1               Certificate of Designations of Series C Preferred Stock

  4.1               Form of Series C Preferred Stock Purchase Warrant

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  9.1               Voting Agreement dated December 4, 2000 among the Company,
                    NextGen Fund II, L.L.C., NextGen SBS Fund II, L.L.C., Montpilier Holdings, Inc., The Gluckman Family Trust, The Andreoli Family Trust, and Robert A. Steiner

  10.1 Series C Convertible Preferred Stock and Series C Convertible Preferred Stock Warrant Purchase Agreement dated December 5, 2000 between the Company and the Purchasers listed on attached Exhibit A

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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               The IXATA Group, Inc.


Dated: December 19, 2000       /s/ Michael W. Wynne
                               -------------------------------------------------
                               By Michael W. Wynne
                               Chairman of the Board and Chief Executive Officer

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                                 EXHIBIT INDEX


Exhibit No.         Description
-----------         -----------

  3.1               Certificate of Designations of Series C Preferred Stock

  4.1               Form of Series C Preferred Stock Purchase Warrant

  9.1 Voting Agreement dated December 4, 2000 among the Company, NextGen Fund II, L.L.C., NextGen SBS Fund II, L.L.C., Montpilier Holdings, Inc., The Gluckman Family Trust, The Andreoli Family Trust, and Robert A. Steiner

  10.1 Series C Convertible Preferred Stock and Series C Convertible Preferred Stock Warrant Purchase Agreement dated December 5, 2000 between the Company and the Purchasers listed on attached Exhibit A